EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-137446, 333-36188, and 333-118663 of Analysts International Corporation on Form S-8 of our report dated June 26, 2009, relating to the financial statements and financial statement schedules of Analysts International Corporation Savings and Investment Plan appearing in this Annual Report on Form 11-K for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
June 26, 2009